Contact:
Stacy Kruse
Chief Financial Officer, Treasurer
Wilsons The Leather Experts Inc.
(763) 391-4000
For Immediate Release
Wilsons The Leather Experts Inc. Names New CFO
     MINNEAPOLIS — (BUSINESS WIRE) — January 9, 2006 — Wilsons The Leather Experts Inc. (NASDAQ: WLSN) today announced that Stacy A. Kruse, Vice President, Finance and Treasurer of the Company has been promoted to Chief Financial Officer and Treasurer. Ms. Kruse replaces Peter G. Michielutti, who has resigned as Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company. Prior to joining Wilsons Leather in 2001, Ms. Kruse was Director of Finance (Information Systems) at US Bancorp from 1999 to 2001 and held several positions at Carlson Marketing Group from 1995 to 1999, most recently as Director of Operations (Loyalty Division).
     Michael Searles, Chief Executive Officer of Wilsons Leather, said, “We appreciate Pete’s service and his contributions to the Company, and we wish him the best in his future endeavors. As we embark on our goal of creating a new Wilsons Leather experience for our customers we look forward to the contributions that Stacy will make to our team in her new role as Chief Financial Officer and Treasurer.”
About Wilsons Leather
     Wilsons Leather is the leading specialty retailer of leather outerwear, accessories and apparel in the United States. As of December 31, 2005, Wilsons Leather operated 428 stores located in 45 states, including 304 mall stores, 110 outlet stores and 14 airport stores. The Company regularly supplements its permanent mall stores with seasonal stores during its peak selling season from October through January.
     Except for historical information, matters discussed in this press release are forward-looking statements that involve risks and uncertainties, and actual results may be materially different. Such statements are based on information available to management as of the time of such statements. Factors that could cause actual results to differ include: changes in customer shopping patterns, including the effect of unseasonably warm weather; competition in our markets; uncertainty in general economic conditions, including rising energy prices; our inability to effectively respond to changes in fashion trends and consumer demands; failure of results of operations to meet expectations of research analysts; our inability to grow the business as planned; decreased availability and increased cost of leather; risks associated with foreign sourcing and international business; seasonality of our business; risks associated with our debt service; risks associated with estimates made by management based on our critical accounting policies; changes to financial accounting standards that may affect our results of operations; loss of key members of our senior management team; the sale into the market of the shares issued in our 2004 equity financing or issuable upon exercise of warrants delivered in connection with our equity financing; concentration of our common stock; volatility of the market price of our common stock; reliance on third parties for upgrading and maintaining our management information systems; war, acts of terrorism or the threat of either; interruption in the operation of our corporate offices and distribution center; and the sale into the market of our common stock by existing shareholders, including shares issuable upon exercise of outstanding vested options. The information included in this press release is operative as of this date only. Wilsons Leather does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. In order to ensure that all investors continue to have equal access to the same information, Wilsons Leather will refrain from updating projections made in this press release unless it does so through means designed to provide broad distribution of the information to the public.
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7401 Boone Avenue North Brooklyn Park, Minnesota 55428
763.391.4000 phone, 763.391.4906 fax, www.wilsonsleather.com